Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Wendy Simpson Pam Kessler (805) 981-8655

LTC REPORTS 2016 SECOND QUARTER RESULTS

WESTLAKE VILLAGE, CALIFORNIA, August 1, 2016 — LTC Properties, Inc. (NYSE: LTC), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for its second quarter ended June 30, 2016 and recent investment activity.

Funds from Operations (“FFO”) increased 21.8% to $29.2 million for the 2016 second quarter, up from $24.0 million for the comparable 2015 period. FFO per diluted common share was $0.77 and $0.66 for the quarters ended June 30, 2016 and 2015, respectively, which represents a 16.7% per share increase. Normalized FFO increased 19.8% to $29.2 million for the 2016 second quarter, up from $24.4 million in the same period in 2015. Normalized FFO per diluted common share increased 14.9% to $0.77 for the quarter ended June 30, 2016, up from $0.67 in the same period in 2015. Net income available to common stockholders was $22.1 million, or $0.58 per diluted share, for the 2016 second quarter compared with $17.0 million, or $0.48 per diluted share, for the same period in 2015. The increase in FFO, normalized FFO and net income available to common stockholders was primarily due to higher revenues from recent acquisitions, mortgage loan originations and completed development projects, partially offset by higher interest expense resulting from the sale of senior unsecured notes and increased utilization of LTC’s line of credit.

LTC completed the following during the second quarter of 2016:

•                  Acquisition of two memory care communities in Kansas totaling 120 units for an aggregate purchase price of $25.0 million;

•                  Acquisition of a newly constructed 60-unit memory care community in Kentucky for $14.3 million;

•                  Acquisition of a newly constructed 70-unit assisted living and memory care community in Georgia for $14.3 million;

•                  Completed construction of and opened a 56-unit memory care community in Texas;

•                  Origination of a $12.3 million four-year term mortgage loan secured by two skilled nursing centers in Michigan, funding $7.8 million at closing, with a commitment to fund an additional $4.5 million for approved capital improvement projects;

•                  Sale of two skilled nursing centers in Texas totaling 235 beds for an aggregate price of $6.8 million resulting in a net gain on sale of $1.8 million;

•                  Sale of $37.5 million of 4.15% senior unsecured notes due May 20, 2028; and

•                  Sale of 1,157,775 shares of its common stock for $56.2 million in net proceeds under its equity distribution agreement.

Subsequent to June 30, 2016, LTC completed the following:

•                  Completed construction of a 66-unit memory care community in Illinois;

•                  Sale of $40.0 million of 3.99% senior unsecured notes due July 20, 2031 to an insurance company;

•                  Sale of 152,623 shares of common stock for $7.7 million in net proceeds under its equity distribution agreement; and

•                  Sale of a school in New Jersey for $3.9 million, resulting in a loss of approximately $200,000.

Conference Call Information

LTC will conduct a conference call on Tuesday, August 2, 2016, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended June 30, 2016. The conference call is accessible by telephone and the internet. Telephone access will be available by dialing 877-510-2862 (domestically) or 412-902-4134 (internationally). To participate in the webcast, go to LTC’s website at www.LTCreit.com 15 minutes before the call to download the necessary software.

An audio replay of the conference call will be available from August 3 through August 16, 2016 and may be accessed by dialing 877-344-7529 (domestically) or 412-317-0088 (internationally) and entering conference number 10090386. Additionally, an audio archive will be available on LTC’s website on the “Presentations” page of the “Investor Information” section, which is under the “Investors” tab. LTC’s earnings release and supplemental information package for the current period will be available on its website on the “Press Releases” and “Presentations” pages, respectively, of the “Investor Information” section which is under the “Investors” tab.

About LTC

LTC is a self-administered real estate investment trust that primarily invests in seniors housing and health care properties primarily through sale-leaseback transactions, mortgage financing and structured finance solutions including mezzanine lending. At June 30, 2016, LTC had 225 investments located in 30 states comprising 109 assisted living communities, 98 skilled nursing centers, 7 range of care communities, 1 school, 1 behavioral health care hospital, 5 parcels of land under development and 4 parcels of land held-for-use. Assisted living communities, independent living communities, memory care communities and combinations thereof are included in the assisted living property type. Range of care communities consist of properties providing skilled nursing and any combination of assisted living, independent living and/or memory care services. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCreit.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues:
Rental income	$33,072	$27,116	$64,952	$53,794
Interest income from mortgage loans	6,811	5,053	13,389	9,660
Interest and other income	113	218	259	413
Total revenues	39,996	32,387	78,600	63,867

Expenses:
Interest expense	6,750	3,854	12,750	7,620
Depreciation and amortization	8,907	6,977	17,468	13,756
Provision for doubtful accounts	118	429	202	432
Transaction costs	4	14	94	62
General and administrative expenses	4,117	3,938	8,400	7,386
Total expenses	19,896	15,212	38,914	29,256

Operating income	20,100	17,175	39,686	34,611
Income from unconsolidated joint ventures	278	753	550	869
Gain on sale of real estate, net	1,802	—	1,802	—
Net income	22,180	17,928	42,038	35,480
Income allocated to participating securities	(105)	(126)	(206)	(249)
Income allocated to preferred stockholders	—	(818)	—	(1,636)
Net income available to common stockholders	$22,075	$16,984	$41,832	$33,595

Earnings per common share:
Basic	$0.58	$0.48	$1.11	$0.95
Diluted	$0.58	$0.48	$1.11	$0.94

Weighted average shares used to calculate earnings per common share:
Basic	37,969	35,299	37,707	35,288
Diluted	38,164	37,311	37,720	37,302

Dividends declared and paid per common share	$0.54	$0.51	$1.08	$1.02

Supplemental Reporting Measures

FFO, adjusted FFO (“AFFO”), and Funds Available for Distribution (“FAD”) are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO, AFFO and FAD as supplemental measures of operating performance. The Company believes FFO, AFFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO, AFFO and FAD facilitate like comparisons of operating performance between periods. Additionally the Company believes that normalized FFO, normalized AFFO and normalized FAD provide useful information because they allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for certain items detailed in the reconciliations. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define AFFO as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income and deferred income from unconsolidated joint ventures. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value.  Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate.  By excluding the non-cash portion of rental income, interest income from mortgage loans and income from unconsolidated joint ventures, investors, analysts and our management can compare AFFO between periods. Normalized AFFO represents AFFO adjusted for certain items detailed in the reconciliations.

We define FAD as AFFO excluding the effects of non-cash compensation charges, capitalized interest and non-cash interest charges. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs. Normalized FAD represents FAD adjusted for certain items detailed in the reconciliations.

While the Company uses FFO, Normalized FFO, AFFO, Normalized AFFO, FAD and Normalized FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO, AFFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and normalized FFO attributable to common stockholders, as well as normalized AFFO and normalized FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

GAAP net income available to common stockholders	$22,075	$16,984	$41,832	$33,595
Add: Depreciation and amortization	8,907	6,977	17,468	13,756
Less: Gain on sale of real estate, net	(1,802)	—	(1,802)	—
NAREIT FFO attributable to common stockholders	29,180	23,961	57,498	47,351

Add: Non-recurring one-time items	—	400 (1)	—	400 (1)
Normalized FFO attributable to common stockholders	29,180	24,361	57,498	47,751

Less: Non-cash rental income	(2,160)	(1,795)	(4,477)	(3,718)
Less: Effective interest income from mortgage loans	(1,293)	(934)	(2,555)	(1,485)
Less: Deferred income from unconsolidated joint ventures	—	(502)	—	(579)
Normalized adjusted FFO (AFFO)	25,727	21,130	50,466	41,969

Add: Non-cash compensation charges	1,029	1,099	2,019	2,081
Add: Non-cash interest related to earn-out liabilities	166	55	315	109
Less: Capitalized interest	(256)	(150)	(942)	(297)
Normalized funds available for distribution (FAD)	$26,666	$22,134	$51,858	$43,862

(1)  Represents a $400 provision for loan loss reserve related to additional loan proceeds funded under an existing mortgage loan.

NAREIT Basic FFO attributable to common stockholders per share	$0.77	$0.68	$1.52	$1.34
NAREIT Diluted FFO attributable to common stockholders per share	$0.77	$0.66	$1.52	$1.31

NAREIT Diluted FFO attributable to common stockholders	$29,285	$24,905	$57,704	$49,236
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	38,164	37,563	37,902	37,546

Basic normalized FFO attributable to common stockholders per share	$0.77	$0.69	$1.52	$1.35
Diluted normalized FFO attributable to common stockholders per share	$0.77	$0.67	$1.52	$1.32

Diluted normalized FFO attributable to common stockholders	$29,285	$25,305	$57,704	$49,636
Weighted average shares used to calculate diluted normalized FFO per share attributable to common stockholders	38,164	37,563	37,902	37,546

Basic normalized AFFO per share	$0.68	$0.60	$1.34	$1.19
Diluted normalized AFFO per share	$0.68	$0.59	$1.34	$1.17

Diluted normalized AFFO	$25,832	$22,074	$50,672	$43,854
Weighted average shares used to calculate diluted normalized AFFO per share	38,164	37,563	37,902	37,546

Basic normalized FAD per share	$0.70	$0.63	$1.38	$1.24
Diluted normalized FAD per share	$0.70	$0.61	$1.37	$1.22

Diluted normalized FAD	$26,771	$23,078	$52,064	$45,747
Weighted average shares used to calculate diluted normalized FAD per share	38,164	37,563	37,902	37,546

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share)

	June 30, 2016	December 31, 2015
ASSETS
Investments:
Land	$113,746	$106,741
Buildings and improvements	1,168,370	1,082,675
Accumulated depreciation and amortization	(260,971)	(246,170)
Operating real estate property, net	1,021,145	943,246
Properties held-for-sale, net of accumulated depreciation and amortization: 2016—$5,248; 2015—$5,095	4,022	4,175
Real estate property investments, net	1,025,167	947,421
Mortgage loans receivable, net of loan loss reserve: 2016—$2,346; 2015—$2,190	232,897	217,529
Real estate investments, net	1,258,064	1,164,950
Investments in unconsolidated joint ventures	24,036	24,042
Investments, net	1,282,100	1,188,992

Other assets:
Cash and cash equivalents	17,756	12,942
Debt issue costs related to bank borrowings	2,375	2,865
Interest receivable	7,087	4,536
Straight-line rent receivable, net of allowance for doubtful accounts: 2016—$880; 2015—$833	47,373	42,685
Prepaid expenses and other assets	21,119	21,443
Notes receivable	2,315	1,961
Total assets	$1,380,125	$1,275,424

LIABILITIES
Bank borrowings	$122,000	$120,500
Senior unsecured notes, net of debt issue costs: 2016—$1,066; 2015—$1,095	484,734	451,372
Accrued interest	4,046	3,974
Accrued incentives and earn-outs	13,717	12,722
Accrued expenses and other liabilities	24,885	27,654
Total liabilities	649,382	616,222

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2016—39,069; 2015—37,548	391	375
Capital in excess of par value	829,228	758,676
Cumulative net income	970,366	928,328
Accumulated other comprehensive income	13	47
Cumulative distributions	(1,069,255)	(1,028,224)
Total equity	730,743	659,202
Total liabilities and equity	$1,380,125	$1,275,424